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                                                                    Exhibit 23.2

               Consent of Independent Certified Public Accountants


The Board of Directors
The Cooper Companies, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

San Francisco, California
May 21, 1997

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